UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

             [X] CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Original Report: DECEMBER 3, 1997          Commission File Number 0-9860
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                        BIOSEARCH MEDICAL PRODUCTS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           NEW JERSEY                                         22-2090421
-------------------------------                         ----------------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                         Identification Number)


35 INDUSTRIAL PARKWAY, SOMERVILLE, NEW JERSEY                 08876-1276
---------------------------------------------               --------------
  (Address of principal executive offices)                  (Zip Code + 4)


Registrant's telephone number, including area code: (908) 722-5000
                                                    --------------

Item 1:    N/A

Item 2:    N/A

Item 3:    N/A

Item 4:    N/A

Item 5:    OTHER EVENTS

     On November 24, 1997 the Company entered into a contract of sale with T.M.B. Associates, L.L.C. to sell its 25,000 sq. ft. real estate holdings at 35 Industrial Parkway, Somerville, N.J. The purchase price is to be $900,000 in cash payable at closing and a rent free three year lease back of 17,000 sq. ft. which the Company estimates the value to be approximately $357,000. The buyer has deposited $100,000 in an escrow account. The proceeds will be used to pay off the existing mortgage the Company has with Summit Bank. The buyer and seller have set the closing to take place in February of 1998.


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     The contract is subject to a mortgage contingency, environmental inspections and filings and a favorable engineering report. While the Company believes that the contingencies are not unduly burdensome, there are no assurances that the closing will take place if an unforeseen matter develops while the buyer is conducting its due diligence.

Item 6:    N/A

Item 7:    N/A















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





                                  BIOSEARCH MEDICAL PRODUCTS, INC.

                                  By: /s/ ROBERT C. KELLER
                                      ----------------------------------
                                          Robert C. Keller
                                          Treasurer and Chief Accounting Officer



Attested

By: /s/ ROBERT J. MORAVSIK
    ---------------------------------
        Robert J. Moravsik
        Vice President,
        General Counsel and Secretary




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